Premium-Pflegedienst Pflegeland

(sole proprietorship)

Report on the Review of the Interim Financial Statements

as of June 30, 2014

for the Period of January 1 until June 30, 2014

(Expressed in Euros)

RBS RoeverBroennerSusat GmbH & Co. KG Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft Gervinusstraße 15 60322 Frankfurt am Main T +49 69 500 60-0 F +49 69 500 60-2050 www.rbs-partner.de

Report on Review of Interim Financial Information

To the Owner of Premium-Pflegedienst Pflegeland (sole proprietorship), Stuttgart

We have reviewed the accompanying interim balance sheets of Premium-Pflegedienst Pflegeland as of June 30, 2014 and December 31, 2013 and the related interim statements of operations, stockholders’ deficit and cash flows for the years then ended. These interim financial statements are the responsibility of the Proprietor. Our responsibility is to express an opinion on these interim financial statements based on our review.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform a review to obtain reasonable assurance whether the interim financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, a review of its internal control over financial reporting. Our review included consideration of internal control over financial reporting as a basis for designing review procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. A review also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. A review also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our review provides a reasonable basis for our opinion.

In our opinion, these interim financial statements present fairly, in all material respects, the financial position of Premium-Pflegedienst Pflegeland as of June 30, 2014 and December 31, 2013 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Frankfurt am Main, February 6, 2015

RBS RoeverBroennerSusat GmbH & Co.KG
Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft

Premium-Pflegedienst Pflegeland (sole proprietorship)
Balance Sheets
As of June 30, 2014 and as of December 31, 2013

	2014 Euro	2013 Euro

ASSETS
Non-current Assets
Property, Plant and Equipment
Land, property rights and buildings, including buildings on third party land	43.531,65	43.851,65
Other equipment, furniture and fixtures	16.986,32	13.547,00
Total non-current Assets	60.517,97	57.398,65
Current Assets
Trade receivables	227.119,14	160.924,46
Other assets	232.156,49	304.999,99
Cash and cash equivalents	31.300,51	4.336,35
Total current Assets	490.576,14	470.260,80
TOTAL	551.094,11	527.659,45

LIABILITIES AND PROPRIETORS’ EQUITY
Proprietors’ Equity
Initial capital	339.694,70	9.362,42
Capital contribution	149.714,81	31.536,51
Transfer from reserves	-367.849,65	-440.924,94

Net profit for the year	292.215,60	739.720,71
Total Proprietors’ Equity	413.775,46	339.694,70

Non-current Liabilities
Long-term financial liabilities	55.000,00	55.000,00
Total non-current Liabilities	55.000,00	55.000,00

Current Liabilities
Short-term financial liabilities	4.748,12	8.215,12
Accruals	11.713,75	15.465,00
Other liabilities	52.911,28	100.873,59
Provisions	12.945,50	8.411,04
Total current Liabilities	82.318,65	132.964,75
TOTAL	551.094,11	527.659,45

Premium-Pflegedienst Pflegeland (sole proprietorship)
Statement of Operations for the period from January 1 to June 30, 2014 and to December 31, 2013

	2014 Euro	2013 Euro

Revenue	674.390,99	1.482.751,34

Cost of purchased services	59.447,47	37.119,92
Personnel expenses	282.606,31	621.371,11
Depreciation and amortization of intangible and tangible fixed assets	2.845,36	5.978,51
Other operating expenses	42.781,97	106.659,22
Profit before other items	286.709,87	711.622,58

Other Items
Other income	5.774,64	30.374,58
Other interest and similar income	3,59	10,74
Interest and similar expenses	272,50	2.287,19
Net profit of the year	292.215,60	739.720,71

Premium-Pflegedienst Pflegeland (sole proprietorship)
Statements of Changes in Equity

Proprietors’ Equity Euro

Balance as of December 31, 2012	9.362,42

Capital contribution	31.536,51
Transfer from reserves	-440.924,94
Net profit for the year	739.720,71

Balance as of December 31, 2013	339.694,70

Capital contribution	149.714,81
Transfer from reserves	-367.849,65
Net profit for the year	292.215,60

Balance as of June 30, 2014	413.775,46

Premium-Pflegedienst Pflegeland (sole proprietorship)
Statements of Cash Flow for the period from January 1 to June 30, 2014 and to December 31, 2013

	2014 Euro	2013 Euro

Net profit of the year	292.215,60	739.720,71
Adjustments to the consolidated net profit for the year for reconciliation to the cash flow operating activities:
- Finance revenues	-3,59	-10,74
+ Finance costs	272,50	2.287,19
Operating profit	292.484,51	741.997,16
+ Amortization and depreciation	2.845,36	5.978,51
	295.329,87	747.975,67
-/+ Increase/decrease in inventories, trade receivables and other assets	6.648,82	-313.789,65
+/- Increase/decrease in provisions	4.534,46	-13.492,96
+/- Increase/decrease in trade payables and other liabilities	-51.713,56	59.481,27
Cash flows from operating activities	254.799,59	480.174,33

- Payments of intangible assets and property, plant and equipment	-5.964,68	-153,51
+ Interest receipts	3,59	10,74
Cash flows from investing activities	-5.961,09	-142,77

- Transfer from reserves	-367.849,65	-440.924,94
+ Capital contribution	149.714,81	31.536,51
- Payments from redemption of debt and loans	-2.839,44	-1.345,92
+/- Change in short-term bank liabilities	-3.739,50	-66.307,67
- Payment of interest	2.839,44	1.345,92
Cash flows from financing activities	-221.874,34	-475.696,10

Net change in cash and cash equivalents	26.964,16	4.335,46
+ Cash and cash equivalents at beginning of the period	4.336,35	0,89
Cash and cash equivalents at the end of the period	31.300,51	4.336,35

Premium-Pflegedienst Pflegeland (sole proprietorship)
Notes to the Financial Statements
Expressed in Euros
June 30, 2014

A.	General Information and Basis of Presentation

1.	General Information

Domicile and Legal Form of the Company

„Premium Pflegedienst Pflegeland“ is a care enterprise managed by Dzenana Karahodza in the legal form of a sole proprietorship. The proprietorship is domiciled in Waiblinger Straße 34, 70372 Stuttgart, Germany.

Business Activities

As care service provider „Premium Pflegedienst Pflegeland“ is engaged in the medical homecare and specialized in acute posthospital treatment and breathing improvement or rather the control of long-time home breathing. „Premium Pflegedienst Pflegeland“ is able to take over the breathing care of all breathing patients with different clinical pictures within 24 hours:

-	ALS - amyotrophic lateral sclerosis
-	Persistent vegetative state
-	Chronic obstructive pulmonary disease (COPD)
-	Pneumonia
-	Respiratory insufficiency
-	Apoplectic stroke (Apoplexy)

General Principles and Accounting Standards

The present year-end financial statements of the sole proprietorship „Premium Pflegedienst Pflegeland“ for the period from January 1 to June 30, 2014 are presented in Euro (EUR) and have been prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”) in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC").

The statement of operations has been prepared in accordance with the cost of sales method of presentation.

The year-end financial statements convey a true and fair view of the net assets, financial position and results of operations of the sole proprietorship „Premium Pflegedienst Pflegeland“.

Recently Issued Accounting Pronouncements

The Proprietorship has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Estimates and Assumptions

The preparation of the year-end financial statements in conformity with U.S. GAAP requires estimates and assumptions to be made by the proprietor. These influence the assessment of assets and liabilities, the disclosure of contingent liabilities on the balance sheet date as well as the presentation of income and expenditures for the year under review.

In particular, this relates to allowances for bad debts, the amount and likelihood of utilization of other provisions as well as the economic lifetime of assets. The Proprietor bases his judgment of these assumptions and estimates on past experience and the results of carefully weighing up different scenarios. Changes in the economic situation that deviate from the assumptions applied and that lie beyond the control of the proprietor may result in the actual amounts differing from the original estimates. If the original basis of estimation changes, accounting for the respective balance sheet items will be adjusted with an effect on the income statement.

2.	Accounting and Valuation Principles

Intangible Assets

Intangible Assets, which were acquired in return for payment, are carried at cost, reduced by normal straight-line amortization from the date on which they are first ready for use. Amortizations will be taken straight-line above the economic useful life of two to three years.

Property, Plant and Equipment

Property, plant and equipment is carried at cost less cumulative depreciation. Depreciation is recognized on a straight-line basis over the expected useful life of the asset. Expenditure for maintenance and repairs is expensed in the period in which it is incurred. The cost of an asset and the related cumulative depreciation are derecognized when assets are scrapped or disposed of, with any book gains or losses recognized in the income statement under “Other operating income” or “Other operating expenses”. Fifty years were assumed as useful life expectancy for buildings. The expected useful life for the other assets is calculated between two and ten years.

Accordingly, low-value assets with an acquisition value of no more than EUR 410 are fully depreciated in the year of acquisition. All other assets with acquisition values greater than this are capitalized and depreciated over their normal useful lives.

Impairment and Write-downs of Intangible Assets and Property, Plant and Equipment

Where the value of intangible assets or property, plant and equipment calculated using the principles described above is greater than the value attributed to them on the balance sheet date, impairment losses and write-downs are recognized accordingly. The fair value to be applied is calculated on the basis of either the net proceeds of sale or the present value of the estimated future cash flows from the use of the asset – whichever is higher. Impairment losses and write-downs are reported in other operating expenses.

Receivables and other Assets

Receivables and other assets are carried at the nominal value. Appropriate bad debt allowances are recognized for trade receivables in order to cover possible default risks.

Cash

Cash comprises all freely available liquid funds such as cash in hand and cash in current accounts, as well as other current bank balances available.

Payables

Liabilities are carried at amortized cost on the balance sheet date, which generally corresponds to the amount due on settlement.

Accruals

Accruals are liabilities payable for goods or services received that are neither paid nor invoiced by the supplier at the balance sheet date.

Other Provisions

Provisions for other financial obligations are recognized when a present obligation towards a third party arises from a past event, future settlement is probable and the amount can be reliably estimated. Non-current provisions with a remaining term of more than one year are recognized at the amount required to settle the obligation, discounted on the balance sheet date.

Income Taxes and Uncertain Tax Positions

The Proprietorship is not subject to German income taxes as it is exempt from trade income tax as a care service provider that charges more than 40 % of its care services to the compulsory national social security agencies.

3.	Intangible Assets

Changes in intangible assets in the reporting period and in the previous year are shown in the statements of changes in fixed assets, which is attached as an appendix.

The position “intangible assets” only consists of software licenses.

There were no impairment write-downs to the lower value in use for the financial year as in the previous year.

4.	Property, Plant and Equipment

Changes in property, plant and equipment in the reporting period and in the previous year are shown in the consolidated statements of changes in fixed assets, which are attached as an appendix.

The item “Land, property rights and buildings, including buildings on third-party land” consists of the 50% share of flat or fractional property unit where the Administration of the sole proprietorship is registered. The whole flat or fractional property unit was acquired under Bosnian Law by the proprietor and her husband. The remaining 50% share is allotted to the operating assets of the proprietorship of the husband.

The whole flat or fractional property unit is encumbered with a mortgage property charge in an amount of EUR 110.000,00 for the loan to finance the property. The loan is repayable on maturity, so it values EUR 110.000,00 and has a remaining term until November 2018. In accordance with the allocation of half of the flat or fractional property unit, the loan is allocated to the proprietorship „Premium Pflegedienst Pflegeland“ with 50% and has a carrying amount on the balance sheet date and in the previous year of EUR 55.000,00.

There are no other material restrictions on ownership or title in respect of the property, plant and equipment reported.

Depreciation on the lower value in use was not taken in the financial year and in the previous year.

5.	Trade Receivables

The position “trade receivables” includes receivables of care services fully provided on the balance sheet date. The billing of all care services is made on a monthly basis.

Value adjustments for trade receivables were not necessary in the financial year and the previous year.

6.	Other Assets

The positions “other assets” basically consists of the positive balance of the settlement account with the sole proprietorship “Das Pflegeland”, proprietor Dr. Orhan Karahodza.

7.	Cash and Cash Equivalents

The position “cash and cash equivalents“ mainly includes short-term bank balances.

8.	Proprietors’ Equity

As of June 30, 2014, after taking into account the net profit of the year as well as capital contributions and transfer of reserves by the proprietor, the proprietors’ equity amounts to EUR 413.775,46 (previous year: EUR 339.694,70).

9.	Long-term financial Liabilities

Non-current financial liabilities fully result from bank liabilities and include the 50% share of the loan to finance the flat or fractional property unit as well as the long-term portion of the loans to finance vehicles.

	June 30, 2014	Dec. 31, 2013
	EUR	EUR
Loan financing of the flat or fractional property unit	55.000,00	55.000,00
	55.000,00	55.000,00

The interest rate to finance flat or fractional property unit amounts to 4,8%.

10.	Short-term financial Liabilities

The short-term financial liabilities are composed as follows:

	June 30, 2014	Dec. 31, 2013
	EUR	EUR
Short-term portion of the loans financing vehicles	4.748,12	8.215,12
	4.748,12	8.215,12

Due to the current nature of these items, their market value does not deviate significantly from the carrying amounts presented.

11.	Accruals

Accruals are liabilities payable for goods or services received that are neither paid nor invoiced by the supplier on the balance sheet date. All of the reported amounts are short-term in nature.

12.	Other Liabilities

The long-term financial liabilities are composed as follows:

	June 30, 2014	Dec. 31, 2013
	EUR	EUR
Liabilities from wages and salaries	25.841,61	30.217,13
Liabilities from income and church taxes	441,27	4.989,31
Liabilities resulting from social securities	26.134,25	65.135,00
Other short-term liabilities	494,15	532,15
	52.911,28	100.873,59

13.	Provisions

The provisions fully consist of duties in connection with the preparation of the year-end financial statement of the year already ended.

14.	Notes on the Cash Flow Statement

The cash flow statement has been prepared using the indirect method. Business transactions not affecting cash have not been included in the cash flow statement. Payments for investments in intangible assets and property, plant and equipment include only cash-effective acquisitions.

15.	Financial Instruments and Risk Management

Financial instruments, which potentially expose the Proprietorship to concentrations of credit risk, consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents, are held with various financial institutions. These balances are maintained with high quality financial institutions which management believes limits the risk.

Details of the individual categories of financial instruments are provided in the notes on the respective balance sheet and income statement items.

Principles of the Risk Management System

Regarding its assets, liabilities and planned transactions, the proprietorship „Premium Pflegedienst Pflegeland“ is subject to default risk and liquidity risk and the risk from changes in interest rates. The aim of financial risk management is to minimize these risks through ongoing operating and finance-oriented activities. The proprietor is directly responsible for the implementation of the financial policy and ongoing risk management.

Categories of Financial Instruments

The proprietorship „Premium Pflegedienst Pflegeland“ holds financial instruments exclusively in form of financial liabilities carried at amortized cost as well as in form of receivables carried at amortized cost. Financial instruments carried at fair value do not exist.

Default Risk

The proprietorship is exposed to counterparty default risk as a result of its operating activities and certain financing activities.

In its operating business, accounts receivable are monitored on a decentralized, ongoing basis. Default risks are taken into account through specific valuation allowances and flat-rate specific valuation allowances.

Liquidity Risk

Revolving liquidity planning is performed in order to ensure the proprietors’ solvency and financial flexibility at all times. To the extent necessary, a liquidity reserve is held in the form of credit facilities and, if required, in cash.

Risk of Changes in the Interest Rate

The proprietorship is subject to risk of changes in the interest rate only to a limited extent and basically in relation to the 50% share of the loan for financing the flat or fractional property unit. The interest rate is determined until November 2018.

16.	Related Parties

Business transactions with related parties are on the one hand transactions with enterprises, the husband of the proprietor of the proprietorship „Premium Pflegedienst Pflegeland“ holds a significant participating share of or over which he exercises significant influence. On the other hand, these are business transactions with close members of the family of the proprietor.

In the reporting period relevant in this context are the relation to the sole proprietorship of the husband of the proprietor („Das Pflegeland“).

Between the proprietorship „Premium Pflegedienst Pflegeland“ and the sole proprietorship of the husband of the proprietor exists a settlement account, which shows a positive balance, i.e. a receivable in the amount of EUR -190.095,78 (previous year: EUR 298.302,76) from the perspective of proprietorship „Premium Pflegedienst Pflegeland“. The settlement account is not subject to interest payments.

17.	SIGNIFICANT POST-BALANCE SHEET DATE EVENTS

The proprietor intends to transfer the proprietorship „Premium Pflegedienst Pflegeland“ with all assets and liabilities, rights, accounts receivables and claims as well as duties and legal relationships to Beatmungspflege 24 in exchange for ownership in the company.

Beyond this no major changes regarding the situation of the proprietorship as well as with respect to the branch environment resulted between the balance sheet date and the date the financial statements are issued.

Stuttgart, October 31, 2014

Dzenana Karahodza

Premium-Pflegedienst Pflegeland (sole proprietorship) – Appendix to the Notes
Statements of Changes in Fixed Assets
As of June 30, 2014

	Land, property, rights and buildings, including buildings on third party land	Other equipment, furniture and fixtures	Total
	Euro	Euro	Euro
Acquisition and manufacturing Cost:
December 31, 2012	45.665,50	30.435,50	76.101,00
Additions	0,00	153,51	153,51

December 31, 2013	45.665,50	30.589,01	76.254,51

Additions	0,00	5.964,68	5.964,68

June 30, 2014	45.665,50	36.553,69	82.219,19

Accumulated Amortization and Depreciation:
December 31, 2012	1.173,85	11.703,50	12.877,35
Charge for the period	640,00	5.338,51	5.978,51

December 31, 2013	1.813,85	17.042,01	18.855,86

Charge for the period	320,00	2.525,36	2.845,36

June 30, 2014	2.133,85	19.567,37	21.701,22

Residual carrying Values:
As of December 31, 2013	43.851,65	13.547,00	57.398,65

As of June 30, 2014	43.531,65	16.986,32	60.517,97